EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a):  Material amendments to the registrant’s charter or by-laws.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Schedule A to the Trust Instrument, amended and effective January 1, 2015, was filed with the Securities and Exchange Commission by EDGAR on April 29, 2015 in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated April 1, 2015 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2014

and as supplemented May 15, 2014, May 29, 2014, July 9, 2014, August 4, 2014, November 14, 2014

and December 12, 2014

The following is inserted as a new paragraph following the third paragraph of the “Ivy Funds VIP Global Growth — Performance” section:

In November 2014, the Portfolio filed a prospectus supplement reflecting the Portfolio’s increased emphasis on investments in the stocks of U.S. companies. Effective January 1, 2015, the Portfolio changed its name and investment strategy to reflect a global focus. Performance prior to January 2015 reflects the Portfolio’s former international strategy and may have differed if the Portfolio’s current strategy that includes investing globally had been in place.

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Effective February 2015, Sarah C. Ross was appointed as a Senior Vice President of WRIMCO.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated April 15, 2015 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2014

and as supplemented May 15, 2014, May 29, 2014, July 9, 2014, August 4, 2014, November 14, 2014,

December 12, 2014 and April 1, 2015

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Bond:

Portfolio Managers

Mark Otterstrom, Senior Vice President of WRIMCO, has managed the Portfolio since August 2008, and Susan Regan, Vice President of WRIMCO, has managed the Portfolio since August 2014. Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Portfolio.

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The following replaces the “Portfolio Managers” section for Ivy Funds VIP Limited-Term Bond:

Portfolio Managers

Mark Otterstrom, Senior Vice President of WRIMCO, has managed the Portfolio since its inception in August 2010, and Susan Regan, Vice President of WRIMCO, has managed the Portfolio since August 2014. Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Portfolio.

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The following is added as a new paragraph to the “The Management of the Portfolios — Portfolio Management — Ivy Funds VIP Bond” and “The Management of the Portfolios — Portfolio Management — Ivy Funds VIP Limited-Term Bond” sections, respectively:

Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Portfolio.